UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SAN JUAN BASIN ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Robert F. Gray, Jr.

Andrew J. Stanger

Mayer Brown LLP

700 Louisiana Street, Suite 3400

Houston, Texas 77002

(713) 238-2600

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

SAN JUAN BASIN ROYALTY TRUST

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

October 25, 2016

Dear Unit Holder:

Compass Bank, as trustee of the San Juan Basin Royalty Trust (the “Trust”), has received a request to call a special meeting (the “Special Meeting”) of the unit holders of the Trust (the “Unit Holders”) from Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (which we refer to together as “Southwest Bank”). Southwest Bank has delivered to Compass Bank consents of Unit Holders that Southwest Bank contends represent at least the 15% of the outstanding units of the Trust required to call a special meeting under Section 8.02 of the Second Amended and Restated Royalty Trust Indenture of the Trust.

Accordingly, Compass Bank, as trustee of the Trust, is delivering the accompanying Notice of Special Meeting and Proxy Statement to announce that the Special Meeting will be held at 10:00 a.m., local time, on Monday, November 21, 2016, at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056. Details regarding admission to the meeting and the business to be conducted are more fully described in the Notice of Special Meeting and Proxy Statement. The Notice of Special Meeting and Proxy Statement and accompanying BLUE proxy card are first being mailed to Unit Holders on or about October 25, 2016.

Southwest Bank has filed a proxy statement with the U.S. Securities and Exchange Commission seeking your vote in the Special Meeting on proposals (1) to remove Compass Bank as the trustee of the Trust, (2) if Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust, and (3) if Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

We believe that the Unit Holders will easily recognize that these proposals are a self-interested attempt by Southwest Bank to expand its business portfolio and increase its revenues. Southwest Bank points to no specific shortcomings in Compass Bank’s performance as trustee and fails to provide Unit Holders with specific details as to what Southwest Bank would do differently as trustee. Although it is clear that Southwest Bank’s costly and time-consuming campaign to elect itself as trustee will benefit Southwest Bank, in our view the Unit Holders will receive no benefit from a change in trustee.

We strongly urge you to reject Southwest Bank’s efforts to replace Compass Bank as trustee of the Trust.

We believe that Southwest Bank cannot offer the Unit Holders compelling reasons for taking the radical step of removing Compass Bank and electing itself as trustee. As trustee of the Trust for over a decade, Compass Bank remains committed to serving the Unit Holders and maximizing Unit Holder value. Compass Bank’s team of trust officers and professionals, some of whom have worked with the Trust for nearly 25 years, are intimately familiar with all aspects of administering the Trust. Compass Bank’s comprehensive, fully-integrated management model includes in-depth trust and fiduciary services designed to address any unique business circumstance. The primary trust officer assigned to the Trust is a Texas-licensed attorney who has served as an oil and gas manager at Compass Bank for several years. In light of low commodity prices and the pending litigation with the operator of the subject interests of the Trust, Compass Bank believes that continuity of administration is important, which is yet another reason why we oppose a change in trusteeship.

Accordingly, the Trust strongly recommends that you vote AGAINST the Southwest Bank proposals by following the instructions on the enclosed BLUE proxy card TODAY.

Your vote is important. Whether or not you plan to attend the Special Meeting, we hope you will follow the instructions on the enclosed BLUE proxy card as soon as possible. You may submit a proxy over the Internet, by telephone or by signing, dating and returning the enclosed BLUE proxy card in the envelope provided. More information about each of these proxy submission methods is set forth in the accompanying Notice of Special Meeting and Proxy Statement.

We urge you not to sign or return any white proxy cards or voting instructions sent to you by Southwest Bank or any other person other than the Trust and not to otherwise vote in favor of the Southwest Bank proposals. If you have previously voted by Internet, telephone or signing a white proxy card from Southwest Bank, you can revoke that earlier proxy and vote by proxy against the Southwest Bank proposals by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided, by voting by proxy over the Internet using the Internet address on the BLUE proxy card or by voting by proxy by telephone using the toll-free number on the BLUE proxy card.

Regardless of the number of units of the Trust that you own, your votes are very important. Thank you for your consideration.

Sincerely yours,

Joshua R. Peterson
Vice President and Senior Trust Officer, Compass Bank

All Unit Holders are invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, we respectfully urge you to use the enclosed BLUE proxy card to vote by Internet, by telephone or by mail as promptly as possible. Unit Holders who execute a proxy card may nevertheless attend the Special Meeting, revoke their proxy and vote their units in person. “Street name” Unit Holders who wish to vote their units in person will need to bring a legal proxy from the bank, broker or other nominee in whose name their units are registered.

IMPORTANT

Your vote at the Special Meeting is important, no matter how many or how few units you own. Please use the enclosed BLUE proxy card to vote by Internet, by telephone or by mail.

We urge you not to sign or return any white proxy cards or voting instructions sent to you by Southwest Bank or any person other than the Trust and not to otherwise vote in favor of the Southwest Bank proposals. Any proxy you sign from Southwest Bank for any reason could invalidate previous BLUE proxy cards sent by you to support Compass Bank as trustee.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Special Meeting as described in the accompanying Proxy Statement.

IMPORTANT!

Please vote following the instructions on the enclosed BLUE proxy card today!

We urge you NOT to sign any white proxy card or voting instructions sent to you by Southwest Bank.

Remember, you can vote your units by Internet, telephone or by mail. Please follow the easy instructions on the enclosed BLUE proxy card.

If you have questions or need assistance in voting your BLUE proxy card, please call:

1290 Avenue of the Americas, 9th Floor New York, NY 10104 (877) 278-9670 (Toll Free)

SAN JUAN BASIN ROYALTY TRUST

COMPASS BANK, TRUST DEPARTMENT

300 W. 7TH STREET, SUITE B

FORT WORTH, TEXAS 76102

NOTICE OF SPECIAL MEETING

TO BE HELD ON NOVEMBER 21, 2016

October 25, 2016

Dear Unit Holder:

Compass Bank, as trustee of the San Juan Basin Royalty Trust (the “Trust”), has received a request to call a special meeting (the “Special Meeting”) of the unit holders of the Trust (the “Unit Holders”) from Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (which we refer to together as “Southwest Bank”). Southwest Bank has delivered to Compass Bank consents of Unit Holders that Southwest Bank contends represent at least the 15% of the outstanding units of the Trust required to call a special meeting under Section 8.02 of the Second Amended and Restated Royalty Trust Indenture of the Trust (the “Indenture”). Accordingly, Compass Bank, as trustee of the Trust, is delivering this Notice of Special Meeting and the accompanying Proxy Statement to announce that the Special Meeting will be held at 10:00 a.m., local time, on Monday, November 21, 2016, at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056 to consider the following proposals:

1.	To remove Compass Bank as the trustee of the Trust;

2.	If Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust; and

3.	If Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

The Proxy Statement accompanying this Notice describes each of these proposals in more detail. We recommend that you vote AGAINST all of the Southwest Bank proposals.

The proposals stated above are the only proposals to be acted upon at the Special Meeting. Therefore, in accordance with Section 8.02 of the Indenture, no other business will be conducted at the Special Meeting. Unit Holders of record at the close of business on October 24, 2016, are entitled to notice of, and to vote at, the Special Meeting and any adjournments, postponements, reschedulings or continuations thereof.

All Unit Holders as of the close of business on October 24, 2016, are cordially invited to attend the Special Meeting in person, but whether or not you plan to attend, we urge you to review these materials carefully and to vote by proxy by Internet, telephone or by mailing your BLUE proxy card as promptly as possible.

Please note that Southwest Bank has filed a proxy statement with the Securities and Exchange Commission in connection with the proposals stated above.

We urge you not to sign or return any white proxy cards or voting instructions sent to you by Southwest Bank or any other person other than the Trust and not to otherwise vote in favor of the Southwest Bank proposals.

If you have previously signed a white proxy card sent to you by Southwest Bank, you can revoke that earlier proxy and vote by proxy against the matters to be voted on at the Special Meeting by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope, by voting by proxy over the Internet using the Internet address on the BLUE proxy card or by voting by proxy by telephone using the toll-free number on the BLUE proxy card, or if you are a street name holder, by following the instructions on your voting instruction form.

Sincerely yours,

Joshua R. Peterson
Vice President and Senior Trust Officer, Compass Bank

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SAN JUAN BASIN ROYALTY TRUST

COMPASS BANK, TRUST DEPARTMENT

300 W. 7TH STREET, SUITE B

FORT WORTH, TEXAS 76102

SPECIAL MEETING OF UNIT HOLDERS TO BE HELD ON NOVEMBER 21, 2016

PROXY STATEMENT

Compass Bank, as trustee of the San Juan Basin Royalty Trust (the “Trust”), has received a request to call a special meeting (the “Special Meeting”) of the unit holders of the Trust (the “Unit Holders”) from Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (which we refer to together as “Southwest Bank”). Southwest Bank has delivered to Compass Bank consents of Unit Holders that Southwest Bank contends represent at least the 15% of the outstanding units of the Trust required to call a special meeting under Section 8.02 of the Second Amended and Restated Royalty Trust Indenture of the Trust (the “Indenture”). Accordingly, Compass Bank, as trustee of the Trust, is delivering the Notice of Special Meeting and this Proxy Statement to announce that the Special Meeting will be held at 10:00 a.m., local time, on Monday, November 21, 2016 at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056.

This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Trust for use at the Special Meeting. This Proxy Statement and accompanying BLUE proxy card are first being mailed to Unit Holders on or about October 25, 2016.

Unit Holders of record at the close of business on October 24, 2016, will be entitled to vote at the Special Meeting. At the close of business on October 24, 2016, 46,608,796 units of beneficial interest of the Trust were outstanding and entitled to vote. Unit Holders are entitled to one vote for each unit of beneficial interest of the Trust held.

REASONS TO REJECT THE SOUTHWEST BANK PROPOSALS

As trustee of the Trust for over a decade, Compass Bank remains committed to serving the best interests of the Unit Holders and maximizing Unit Holder value. Compass Bank’s team of trust officers and professionals, some of whom have worked with the Trust for nearly 25 years, are intimately familiar with all aspects of administering the Trust. Compass Bank’s comprehensive, fully-integrated management model includes in-depth trust and fiduciary services designed to address any unique business circumstance. We believe that Compass Bank’s record as trustee of the Trust speaks for itself.

We believe that Southwest Bank’s stated grounds for removing Compass Bank are pretextual and a thinly masked effort by Southwest Bank to expand its trust portfolio. Southwest Bank has not identified any specific failings in Compass Bank’s administration of the Trust and, more importantly, does not provide details as to its plan for the Trust or how it would administer the Trust differently.

Southwest Bank has asked the Unit Holders to approve proposals to remove Compass Bank as trustee of the Trust and to nominate and elect itself, Southwest Bank, as trustee of the Trust.

Specifically, under Proposal 1, the Unit Holders would be asked to vote at the Special Meeting to remove Compass Bank as the trustee of the Trust. The following is the text of Proposal 1:

RESOLVED that Compass Bank is hereby removed from its position as trustee of the Trust.

Under Proposal 2, which will be presented to the Special Meeting only if Proposal 1 is approved, the Unit Holders would be asked to vote at the Special Meeting to nominate Southwest Bank as the successor trustee of the Trust. The following is the text of Proposal 2:

RESOLVED that Southwest Bank is hereby nominated as successor trustee of the Trust.

If both Proposal 1 and Proposal 2 are approved, the Unit Holders would be asked to vote at the Special Meeting to appoint Southwest Bank as the successor trustee of the Trust. The following is the text of Proposal 3:

RESOLVED that Southwest Bank is hereby appointed as successor trustee of the Trust.

We recommend that you vote AGAINST all of the Southwest Bank proposals for the following reasons:

Compass Bank has administered the Trust for over a decade through a team of trust officers, experts and other personnel, some of which have been working with the Trust for nearly 25 years. Compass Bank continues to recruit experienced trust officers and expand its wealth management and trust capabilities. The primary trust officer assigned to the Trust is a Texas-licensed attorney who has served as an oil and gas manager at Compass Bank for several years. We believe that Southwest Bank has failed to articulate any grounds for Unit Holders to accept its proposals.

In light of low commodity prices and the pending litigation with the operator of the subject interests of the Trust, Compass Bank believes that experience and continuity of administration is in the best interests of the Unit Holders, which is why we oppose a change in trusteeship. We also believe it is in the best interests of the Unit Holders for Compass Bank to continue its longstanding service as trustee of the Trust and for Compass Bank to continue to vigorously pursue claims of alleged underpayments and overcharges made by the operator of the subject interests.

In pursuing the radical measure of removing Compass Bank as a long-standing trustee through a costly and time-consuming consent solicitation and special meeting process, Unit Holders should have expected

Southwest Bank to allege at least one defect in Compass Bank’s administration of the Trust. Southwest Bank, however, has not done this. Instead, Southwest Bank only raised hypothetical concerns about Compass Bank’s experience, focus and potential conflicts of interest. We believe Compass Bank’s record rebuts these claims:

•	Trust management is a core business of Compass Bank. Compass Bank employs 42 trust personnel and holds approximately $4.5 billion in managed assets and $3.9 billion in non-managed assets in 2,533 fiduciary accounts as of July 31, 2016. Although the Trust is the only publicly traded royalty trust administered by Compass Bank, our long record demonstrates that we have the capability to effectively administer royalty trusts. In our view, because each royalty trust is unique in terms of its Unit Holder mix, geology, audit processes, operator relationships and operating history, we believe that an individualized approach to trust administration is optimal.

•	We believe that our size is an asset. Compass Bank and its parent, Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), operate 688 branches in the United States with total capital of approximately $9.0 billion, compared to Southwest Bank’s approximately $224 million in total capital, as stated in their respective Consolidated Reports of Condition and Income dated June 30, 2016 to the Federal Financial Institutions Examination Council. While Southwest Bank alleges we may be subject to conflicts of interest, neither Compass Bank nor BBVA is aware of any potential or existing conflict of interest relating to the Trust. If anything, Compass Bank’s record of litigation in pursing claims for underpayment and other matters against the operator of the Trust’s subject interests should provide assurance to Unit Holders that Compass Bank is not hampered by conflicts of interest.

•	Southwest Bank claims that Compass Bank lacks experience, apparently because a single trust officer, Lee Ann Anderson, left Compass Bank in 2015 to join Southwest Bank. To the contrary, we believe our ability to serve as trustee has improved as a result of Ms. Anderson’s departure. During her tenure with Compass Bank, Ms. Anderson was part of a team of trust officers, professionals and experts that helped oversee the administration of the Trust. Compass Bank continues to administer the Trust with a similar team comprised of members who served with Ms. Anderson and other experienced personnel who have since joined Compass Bank. Since Ms. Anderson left Compass Bank, we believe that Compass Bank has been able to offer a higher level of service to the Trust, including aggressively auditing royalty payments and pursuing existing claims against the operator of the Trust’s subject interests.

Although Southwest Bank claims that Ms. Anderson would be important to the administration of the Trust, Southwest Bank does not explain how she would administer the Trust differently and has not given any assurances as to Ms. Anderson’s continued employment with Southwest Bank or when she may choose to retire.

•	Because the amount of fees payable to the trustee are established by the Indenture, a change in trustee would not result in a material difference in the fees incurred by the Trust.

•	To the extent that Southwest Bank or any other Unit Holder may have reservations about Compass Bank’s service as trustee, we believe that removal of Compass Bank and the election of a new trustee is an inefficient, costly, time-consuming and excessive response. We believe the better course of action would be to first raise any concerns directly with Compass Bank. In that way, any concerns could be resolved with little or no cost to the Trust or the Unit Holders and could result in a productive dialogue. It is regrettable that, prior to filing its preliminary consent solicitation statement with the SEC on August 16, 2016, Southwest Bank elected not to engage with Compass Bank regarding any of the Southwest Bank proposals and did not raise with Compass Bank any of the concerns it identifies in its proxy statement. We welcome Southwest Bank’s input but do not believe that engaging in a debate through dueling proxy solicitations or in the context of a special meeting is effective or will maximize Unit Holder value.

Compass Bank strives to maintain constructive, ongoing communications with all of the Unit Holders and is in regular and continuing contact with them. Compass Bank has always welcomed and valued Unit Holder input on how Compass Bank can further enhance Unit Holder value. Unit Holders are encouraged to share their perspectives directly with Compass Bank and should not view a special meeting as a substitute for direct engagement with Compass Bank.

For the foregoing reasons, we recommend that you vote AGAINST the Southwest Bank proposals.

OTHER BUSINESS

Pursuant to Section 8.02 of the Indenture, no matters other than those stated in the Trust’s Notice of Special Meeting will be acted upon at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Who is making this proxy solicitation?

This proxy solicitation is made on behalf of the Trust by Compass Bank as trustee of the Trust.

Why am I receiving this Proxy Statement?

You may have received a proxy statement from Southwest Bank accompanied by a white proxy card. Because we believe that Southwest Bank’s actions are not in the best interests of the Trust or the Unit Holders, we oppose Southwest Bank’s proxy solicitation. We have sent you this Proxy Statement with the accompanying BLUE proxy card to explain the Trust’s position and to solicit your support in opposing Southwest Bank.

You are receiving this Proxy Statement as a Unit Holder as of October 24, 2016, the record date.

We strongly urge you to do the following:

1.	Take no action in response to the proxy solicitation by Southwest Bank and do not sign any white proxy card sent to you by Southwest Bank;

2.	Vote against the Southwest Bank proposals by following the instructions on the enclosed BLUE proxy card to vote by Internet, by telephone or by mail; and

3.	If you have signed Southwest Bank’s white proxy card or otherwise submitted a proxy following Southwest Bank’s instructions, you may still revoke that proxy by following the instructions on the enclosed BLUE proxy card to vote by Internet, by telephone or by mail.

Who is Southwest Bank?

For purposes of this Proxy Statement, “Southwest Bank” refers collectively to Southwest Bank, a north Texas regional bank, and Robert Lansford, a senior business development officer at Southwest Bank. In Southwest Bank’s solicitation materials, Mr. Lansford states that he holds only 0.004% of the Trust units outstanding. Southwest Bank does not report owning any units of the Trust. Southwest Bank is alone in making its proxy solicitation, and no other Unit Holders are identified as participants in Southwest Bank’s proxy statement. Southwest Bank serves as a trustee for other royalty trusts and may be viewed as a competitor of Compass Bank for providing trustee services.

What is Southwest Bank’s purpose in calling a special meeting?

Although we recommend voting AGAINST the Southwest Bank proposals at the Special Meeting, you will be asked to consider proposals (1) to remove Compass Bank as the trustee of the Trust, (2) if Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust, and (3) if Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

Southwest Bank has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). You may receive proxy solicitation materials with a white proxy card from Southwest Bank. We strongly urge you not to sign or return any white proxy card or voting instructions sent to you by Southwest Bank.

When will the Special Meeting be held?

The Special Meeting will be held at 10:00 a.m., local time, on Monday, November 21, 2016, at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056.

Who is entitled to vote at the Special Meeting?

Unit Holders as of October 24, 2016, the record date, will be entitled to vote at the Special Meeting.

What does the Trust recommend?

We strongly recommend that you vote AGAINST the Southwest Bank proposals at the Special Meeting by proxy following the instructions on the enclosed BLUE proxy card with respect to the Southwest Bank proposals, as follows:

AGAINST Proposal 1 to remove Compass Bank as the trustee of the Trust;

AGAINST Proposal 2 to nominate Southwest Bank as the successor trustee of the Trust if Proposal 1 prevails; and

AGAINST Proposal 3 to elect Southwest Bank as the successor trustee of the Trust if Proposals 1 and 2 prevail.

We urge you not to sign or return any white proxy cards or voting instructions sent to you by Southwest Bank or any other person other than the Trust and not to otherwise vote in favor of the Southwest Bank proposals. However, if you have previously signed a white proxy card sent to you by Southwest Bank, you can revoke that earlier proxy and vote by proxy against the matters to be voted on at the Special Meeting by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope, by voting by proxy over the Internet using the Internet address on the BLUE proxy card or by voting by proxy by telephone using the toll-free number on the BLUE proxy card, or if you are a street name holder, by following the instructions on your voting instruction form.

What happens if I give my proxy using the BLUE proxy card?

Giving us your proxy means that you authorize the proxy holders identified on the BLUE proxy card—Joshua R. Peterson and Michael Blain—to vote your units at the Special Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed BLUE proxy card but do not specify how your units are to be voted, your units will be voted in accordance with the recommendations of the Trust, including against the Southwest Bank proposals.

If I have already submitted a proxy following the instructions on the white proxy card, can I still change my mind?

Yes. To change your vote by proxy, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions on the BLUE proxy card. We strongly urge you to revoke any proxy card you may have returned to Southwest Bank and to vote by proxy AGAINST the Southwest Bank proposals. Only your latest dated proxy will count at the Special Meeting.

Will my units be voted if I do nothing?

If your units of the Trust are held in registered name, you must sign and return a proxy card in order for your units to be voted, unless you attend the Special Meeting and vote in person.

If your units are held in street name and you do not instruct your broker or other nominee how to vote your units, then because all of the Southwest Bank proposals are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your units on the Southwest Bank proposals. If your units are held in street name, your broker, bank or nominee has enclosed a voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your units AGAINST the Southwest Bank proposals by following the instructions provided on the voting instruction form.

Please return your voting instruction form to your nominee and contact the person responsible for your account to ensure that your units are voted on your behalf.

What happens if there is not a quorum of Unit Holders at the Special Meeting?

Under Section 8.03 of the Indenture, action at a special meeting may be taken by the Unit Holders at the Special Meeting only if a quorum is present. A quorum exists only if Unit Holders holding a majority of the units at the time outstanding are present in person or proxy at the Special Meeting.

If a quorum does not exist at the Special Meeting, then the rules and regulations governing the Special Meeting adopted pursuant to Section 8.04 of the Indenture will provide that the meeting will be terminated without action being taken by the Unit Holders. Upon termination of the Special Meeting, all proxies granted to the Trust and Southwest Bank to be voted at the Special Meeting will terminate and be of no further effect pursuant to Rule 14a-4(d) of the Securities Exchange Act of 1934, as amended.

What happens if the Southwest Bank proposal to remove Compass Bank as trustee of the Trust is approved but the other Southwest Bank proposals fail?

If Southwest Bank’s Proposal No. 1 to remove Compass Bank as trustee of the Trust is adopted by the Unit Holders but either or both of the Southwest Bank proposals to nominate and elect Southwest Bank as the successor trustee of the Trust are not adopted by the Unit Holders, then under Section 6.05 of the Indenture, a successor trustee of the Trust may be nominated by (i) Compass Bank or (ii) any Unit Holder or Unit Holders owning at least 15% of the units. Any successor trustee must be a bank or trust company having capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50 million. In the event that a vacancy in the position of trustee of the Trust continues for 60 days, a successor trustee may be appointed by any state or federal district court holding terms in Tarrant County, Texas, upon the application of any Unit Holder, and in the event any such application is filed, the court may appoint a temporary trustee at any time after the application is filed, which shall, pending the final appointment of a trustee, have the powers and duties as the court may provide in the order of its appointment, consistent with the terms of the Indenture.

Whom should I call if I have questions about the Special Meeting?

If you have questions or need assistance in voting your BLUE proxy card, please call:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(877) 278-9670 (Toll Free)

*     *     *

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNIT HOLDERS TO BE HELD ON MONDAY, NOVEMBER 21, 2016

Each of the Notice of Special Meeting and this Proxy Statement is available at www.proxy-direct.com/sjt-28246.

IMPORTANT

Your vote is extremely important. Whether or not you plan to attend the Special Meeting and regardless of the number of units you own, we urge you to sign, date and mail the enclosed BLUE proxy card to vote by proxy AGAINST the Southwest Bank proposals or follow the instructions on the BLUE proxy card to vote by proxy by Internet or telephone.

We urge you NOT to sign or return any white proxy card sent to you by Southwest Bank. Only your latest dated, signed proxy card will be counted, and any proxy card you sign for any reason could invalidate previous BLUE proxy cards sent by you. If you have already submitted a white proxy card to Southwest Bank, you may revoke that proxy by signing, dating and mailing the enclosed BLUE proxy card. You may also vote by proxy over the Internet using the Internet address on the BLUE proxy card or by telephone using the toll-free number on the BLUE proxy card or, if you are a street name holder, by following the instructions on your voting instruction form.

SPECIAL MEETING PROCEDURES

Special Meeting Admission

Only Unit Holders of the Trust as of the close of business on October 24, 2016, the record date, may attend the Special Meeting. Proof of ownership of units of the Trust, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Special Meeting. If your units are held in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on October 24, 2016, as well as a valid government-issued picture identification, to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Who Can Vote, Outstanding Units

Record holders of units of the Trust as of October 24, 2016, may vote at the Special Meeting. As of the record date, there were 46,608,796 units of beneficial interest of the Trust outstanding, each entitled to one vote. There were approximately 1,038 Unit Holders of record as of the record date.

How You Can Vote

You may vote by attending the Special Meeting and voting in person or you can vote by proxy. If you are the record holder of your units, you may vote by proxy by following the instructions on the enclosed BLUE proxy card to submit your proxy via the Internet, by telephone or through the mail.

To vote by proxy via the Internet, go to the Internet address stated on the BLUE proxy card. To vote by proxy by telephone, call the number on the BLUE proxy card.

As an alternative to voting by proxy by telephone or via the Internet, you may vote by proxy by mail by simply marking your BLUE proxy card, signing and dating it and returning it in the postage-paid envelope provided.

If you hold your units through a broker, bank or other nominee, then you will receive instructions from such institution or person on how to vote your units. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

Your vote is very important. You should submit your proxy using the BLUE proxy card even if you plan to attend the Special Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named on the card will act as your proxy holders and will vote your units as you have directed.

All Unit Holders entitled to vote and be represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a BLUE proxy card, such units will be voted by the proxy holders named on the enclosed BLUE proxy card according to the recommendation of our Board: AGAINST each of the Southwest Bank proposals. In their discretion, the proxy holders named in the BLUE proxy card are authorized to vote on any other matters that may properly come before the Special Meeting and at any continuation, postponement, rescheduling or adjournment of the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Pursuant to Section 8.02 of the Indenture, no matters other than those stated in the Trust’s Notice of Special Meeting will be acted upon at the Special Meeting.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your units are held in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting in person and wish to vote your units, you must present the legal proxy card mailed to you by your bank or broker. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your units in advance of the Special Meeting.

Unit Holders who wish to attend the Special Meeting will be required to present verification of ownership of units of the Trust, such as a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on October 24, 2016, and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Special Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. There will be security present at the Special Meeting.

How You May Revoke or Change Your Vote

As a Unit Holder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a Unit Holder of record by:

•	delivering a written notice of revocation to Compass Bank at or before the Special Meeting;

•	presenting to Compass Bank, at or before the Special Meeting, a later dated proxy executed by the person who executed the prior proxy;

•	submitting another proxy by telephone or via the Internet (in which case your latest telephone or Internet voting instructions will be followed); or

•	attending the Special Meeting and voting in person.

Attendance at the Special Meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a Unit Holder of record may be sent to the Trust at Compass Bank, Attention: San Juan Basin Royalty Trust, 300 W. 7th Street, Suite B, Fort Worth, Texas 76102, or by email to sjt.us@bbva.com, or hand delivered to Compass Bank at or before the voting at the Special Meeting.

If you hold your units through a broker, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued in your name from your broker, bank or other nominee.

Quorum and Required Vote

The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or in person at the Special Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Special Meeting, Unit Holders holding a majority of the units at the time outstanding must be present or represented by proxy at the Special Meeting. Units of Unit Holders that abstain from voting on any proposal will be treated as units that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.

A broker holding units of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Broker non-votes result when units are held by a broker who has not received voting instructions from the beneficial owner, there is at least one item for which the broker has discretionary voting authority and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. We do not believe that there will be any broker non-votes at the Special Meeting because we do not believe that any of the items on the agenda will qualify for discretionary voting treatment by a broker.

Southwest Bank Proposal No. 1: Removal of Compass Bank as trustee of the Trust. Under Section 6.04 of the Indenture, the approval of Proposal No. 1, regarding the removal of Compass Bank as the trustee of the Trust, requires the affirmative vote of Unit Holders holding a majority of the units outstanding at the time. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with this proposal. Any broker non-votes and abstentions will not constitute affirmative votes in favor of the proposal and, therefore, will have the same effect as voting against this proposal in the Special Meeting.

Southwest Bank Proposal No. 2: Nomination of Southwest Bank as the successor trustee of the Trust. Under Section 6.05 of the Indenture, the approval of Proposal No. 2, nominating Southwest Bank for election as the successor trustee of the Trust requires the affirmative vote of Unit Holders owning at least 15% of the Units outstanding. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with this proposal. Any broker non-votes and abstentions will not constitute affirmative votes in favor of the proposal and, therefore, will have the same effect as voting against this proposal in the Special Meeting.

Southwest Bank Proposal No. 3: Election of Southwest Bank as the successor trustee of the Trust. Under Section 8.03 of the Indenture, the approval of Proposal No. 3, electing Southwest Bank as the successor trustee of the Trust requires the affirmative vote of a majority of the Unit Holders constituting a quorum at the Special Meeting. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with this proposal. Any abstentions will not constitute affirmative votes in favor of the proposal and, therefore, will have the same effect as voting against this proposal in the Special Meeting. Any broker non-votes will not be counted in determining the existence of a quorum and will not constitute affirmative votes in favor of this proposal and, therefore, will have no effect on the voting of this proposal.

Costs of Solicitation

Compass Bank has retained Georgeson as a proxy solicitor in connection with this proxy solicitation by the Trust. Although the cost of a proxy solicitor would customarily be borne by the Trust, Compass Bank has determined that in order to conserve Trust funds and to avoid having the Trust bear the costs of Compass Bank’s opposition to its removal as trustee, Compass Bank will bear the fees and expenses of Georgeson associated with this proxy solicitation. We estimate that Compass Bank will pay Georgeson an initial fee of $25,000, plus reimbursement of certain out-of-pocket expenses. In addition, Compass Bank has agreed to indemnify Georgeson and certain related persons against certain liabilities arising out of or in connection with the engagement.

Notwithstanding Compass Bank’s payment of the fees of Georgeson, as a result of Southwest Bank’s self-interested solicitation, legal fees, the cost of tabulating, preparing, printing and delivering the Notice of Special Meeting and this Proxy Statement, maintaining Internet and telephonic voting, and engaging an inspector of elections for the Special Meeting will be borne by the Trust as expenses associated with carrying out Compass Bank’s fiduciary duties as trustee of the Trust. The Trust will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting materials to the beneficial owners of units of the Trust. We estimate that the total costs and expenses to be borne by the Trust, as a result of Southwest Bank’s self-interested solicitation, will be approximately $250,000.

We estimate that the total expenditures relating to this proxy solicitation (other than salaries and wages of officers and employees), as a result of Southwest Bank’s self-interested solicitation, will be approximately $285,000, of which approximately $180,000 has been incurred as of the date hereof. Compass Bank may, from time to time, request that certain of its employees perform certain tasks in connection with the proxy solicitation as part of his or her duties in the normal course of his or her employment without any additional compensation for the proxy solicitation. In addition to solicitation by mail, officers and employees of Compass Bank may solicit proxies by telephone, by Internet or in person.

Participants in the Solicitation

Other than the persons described above, no general class of employee of Compass Bank will be employed to solicit Unit Holders in connection with this proxy solicitation. However, in the course of their regular duties, employees of Compass Bank may be asked to perform clerical or ministerial tasks in furtherance of this proxy solicitation.

Appraisal Rights

Unit Holders of the Trust do not have appraisal rights under the Indenture or Texas law in connection with Southwest Bank’s proxy solicitation or this proxy solicitation by the Trust.

Confidentiality

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a Unit Holder are kept confidential, except in the following circumstances:

•	to allow the independent inspector of elections appointed for the Special Meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•	where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a Unit Holder expressly requests disclosure or has made a written comment on a proxy card;

•	where contacting Unit Holders by us is necessary to obtain a quorum, the names of Unit Holders who have or have not voted (but not how they voted) may be disclosed to us by the independent inspector of elections appointed for the Special Meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of Unit Holders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of our securities by a person other than us of which solicitation we have actual notice.

BACKGROUND OF THE SOUTHWEST SOLICITATION

The following is a chronology of the events and circumstances that preceded the filing of this Proxy Statement:

On November 1, 1980, the Trust was formed under the administration of The Fort Worth National Bank, as trustee. After several successor trustees, Compass Bank became the trustee in March 2006 when Compass Bancshares Inc., a parent company of Compass Bank, acquired the then-current trustee in March 2006. In September 2007, Banco Bilbao Vizcaya Argentaria acquired Compass Bancshares, and Compass Bank continued to serve as trustee.

In August 2014, Southwest Bank unilaterally contacted Compass Bank to take over as trustee of the Trust. Although Compass Bank met with Southwest Bank to discuss the proposal, Compass Bank determined that it would not be in the best interests of the Trust to accept the offer. In Compass Bank’s view, Southwest Bank was relatively new to royalty trusts, was attempting to rapidly expand its royalty trust business and lacked Compass Bank’s experience with the Trust, particularly with ongoing audit and litigation matters involving the operator of the subject interests.

In October 2015, Lee Ann Anderson, the primary Compass Bank trust officer administering the Trust, resigned from Compass Bank and subsequently joined the trust department and royalty trust group of Southwest Bank. Prior to her departure, Ms. Anderson presented Compass Bank with a draft agreement that she had prepared by which Compass Bank would resign as trustee of the Trust. Compass Bank declined to sign the agreement.

On August 5, 2016, Mr. Lansford submitted a letter to Compass Bank pursuant to Section 11.01 of the Indenture requesting access to certain books and records of the Trust, including a complete list of the Unit Holders.

On August 16, 2016, without advance notice or any engagement with the Trust regarding the proposals described in Southwest Bank’s preliminary consent solicitation, Southwest Bank filed preliminary consent solicitation materials with the SEC.

On August 19, 2016, the Trust issued a press release in response to Southwest Bank’s filing of preliminary consent solicitation materials with the SEC.

On August 26, 2016, the Trust responded to Southwest Bank’s request by providing a list of the Unit Holders.

On August 29, 2016, the Trust filed its preliminary revocation solicitation statement with the SEC.

On September 22, 2016, Southwest Bank delivered a request to Compass Bank to call a special meeting.

On September 26, 2016, the Trust filed its preliminary proxy materials in connection with the Special Meeting with the SEC, and subsequently on October 5, 2016, the Trust filed revised preliminary proxy materials with the SEC.

On September 30, 2016, Southwest Bank filed its preliminary proxy materials with the SEC, and subsequently on October 13, 2016, it filed revised preliminary proxy materials with the SEC.

On October 13, 2016, Southwest Bank filed its definitive proxy materials with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth as of September 22, 2016, information with respect to the Unit Holders who were known to the trustee to be the beneficial owners of more than five percent (5%) of the outstanding units.

The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

As of September 22, 2016, 46,608,796 units of beneficial interest of the Trust were outstanding.

Name and Address of Beneficial Owner	Number of Units Beneficially Owned	Percent
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105(1)	5,444,968	11.68%

Seymour Schulich 20 Eglinton Avenue West, Suite 1900 Toronto ON, Canada M4R 1K8(2)	3,600,000	7.29%

Beck, Mack & Oliver LLC 360 Madison Avenue New York, NY 10017(3)	2,585,335	5.55%

(1)	This information was provided in a Schedule 13G/A filed with the SEC on February 5, 2016, by First Eagle Investment Management, LLC, and which stated First Eagle Investment Management, LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 5,323,031 of the units and sole power to dispose or to direct the disposition of 5,444,968 of the units. The First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 3,908,035 of these 5,444,968 units, or 8.38% of the outstanding units.
(2)	This information was provided to the SEC and to the trustee in a Schedule 13G filed with the SEC on January 7, 2015, on behalf of Seymour Schulich.
(3)	This information was provided in a Schedule 13G/A filed with the SEC on February 1, 2016, by Beck, Mack & Oliver LLC, and which stated Beck, Mack & Oliver LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 2,496,301 of the units and shared power to dispose or to direct the disposition of 2,585,335 of the units.

Security Ownership of Trustee

Compass Bank serves as agent for certain customer accounts. As of September 22, 2016, Compass Bank could be deemed to beneficially own 5,500 Trust units related to these accounts, or less than one percent of the outstanding units. Compass Bank has sole voting power over all of these accounts. Compass Bank does not intend to deliver any white proxy cards with respect to any of these units.

DELIVERY OF DOCUMENTS TO UNIT HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Unit Holders sharing the same address by delivering a single proxy statement and annual report addressed to those Unit Holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Unit Holders and cost savings for companies.

A single Proxy Statement will be delivered to multiple Unit Holders sharing an address unless contrary instructions have been received from the affected Unit Holders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker and direct your written request to Georgeson at 1290 Avenue of the Americas, 9th Floor New York, NY 10104. Unit Holders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

FORWARD-LOOKING STATEMENTS

The Notice of Special Meeting and this Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Trust’s Annual Report on Form 10-K and other filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Trust’s expectations, except as otherwise required by the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

The Trust is required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents the Trust files with the SEC by going our website at www.sjbrt.com. The information provided on our website is not part of the Notice of Special Meeting and this Proxy Statement, and therefore is not incorporated by reference.

IMPORTANT!

Please vote following the instructions on the enclosed BLUE proxy card today!

We urge you NOT to sign any white proxy card or voting instructions sent to you by Southwest Bank.

Remember, you can vote your units by Internet, telephone or by mail. Please follow the easy instructions on the enclosed BLUE proxy card.

If you have questions or need assistance in voting your BLUE proxy card, please call:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(877) 278-9670 (Toll Free)

BLUE PROXY CARD

EVERY UNIT HOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD	SAN JUAN BASIN ROYALTY TRUST	PROXY CARD
SPECIAL MEETING TO BE HELD ON NOVEMBER 21, 2016

You are receiving this communication because you hold units of the San Juan Basin Royalty Trust.

This proxy is solicited on behalf of the San Juan Basin Royalty Trust by Compass Bank, as trustee of the Trust. This proxy is solicited in opposition to the solicitation by Southwest Bank and Robert Lansford, a senior business development officer for Southwest Bank (which we refer to together as “Southwest Bank”).

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by mail, telephone or Internet, and appoint Joshua R. Peterson and Michael Blain, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them, or either of them, to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat, with respect to, all of the units of the San Juan Basin Royalty Trust that you are entitled to vote at the Special Meeting of Unit Holders to be held at 10:00 a.m., local time, on Monday, November 21, 2016, at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056, and any adjournment, postponement, continuation or rescheduling thereof. The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated October 25, 2016.

In accordance with the discretion and at the instruction of Compass Bank, as trustee of the Trust, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

This proxy, when properly executed, will be voted in the manner directed herein. Where no direction is given, except in the case of broker non-votes, the units represented by this proxy will be voted in accordance with the Trust’s recommendations. Unless a contrary direction is indicated, this proxy will be voted “AGAINST” Proposal 1, “AGAINST” Proposal 2, and “AGAINST” Proposal 3.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

EVERY UNIT HOLDER’S VOTE IS IMPORTANT

**EXERCISE YOUR RIGHT TO VOTE**

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be held on November 21, 2016

The Proxy Statement and Proxy Card for this Meeting are available at:

https://www.proxy-direct.com/sjt-28246

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:   ¢

The San Juan Basin Royalty Trust recommends voting AGAINST Southwest Bank’s Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	Remove Compass Bank as the trustee of the San Juan Basin Royalty Trust.	☐	☐	☐

The San Juan Basin Royalty Trust recommends voting AGAINST Southwest Bank’s Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	Nominate Southwest Bank to be elected the successor trustee of the San Juan Basin Royalty Trust, if Proposal 1 prevails.	☐	☐	☐

The San Juan Basin Royalty Trust recommends voting AGAINST Southwest Bank’s Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	Elect Southwest Bank as the successor trustee of the San Juan Basin Royalty Trust, if Proposals 1 and 2 prevail.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature — Please sign within the box	Date (mm/dd/yyyy)	Signature — (Joint Owners)	Date (mm/dd/yyyy)